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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

August 16, 2007
Dear H&R Block Shareholder:
Shareholders have expressed their annoyance and confusion about a pre-recorded message sent to their home phones stating that the so-called “Blue H&R Block voting instruction form” they originally received is no longer valid due to a printing error.
Don’t be misled! This message is not from your Company and the blue voting instruction form is not soliciting votes for your Board’s nominees.
Rest assured — there is no error in the WHITE voting instruction form soliciting votes for your Board’s highly qualified and dedicated nominees, Donna R. Ecton, Louis W. Smith and Rayford Wilkins, Jr.
IF YOU SUPPORT THE BOARD’S NOMINEES, DO NOT RETURN ANY BLUE VOTING INSTRUCTION FORM — doing so could invalidate your vote for your Board’s nominees.
The original blue voting instruction form erroneously stated that H&R Block’s Board recommends Mr. Breeden and Breeden Partners’ other nominees for election to your Board. Nothing could be further from the TRUTH. We asked Breeden Partners to explain this serious error to our shareholders. Instead, they chose to reject our request and send shareholders a misleading and confusing pre-recorded phone message.
There is still time for you to vote FOR your Board’s nominees. We urge you to discard all blue voting instruction forms and to vote the WHITE card in favor of our nominees TODAY — by telephone, Internet or by signing, dating and returning the WHITE card in the postage-paid envelope provided.
Thank you for your continued support,
Mark Ernst
Chairman, President and CEO

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Shareholders call Toll-Free: (877) 456-3463
Banks and Brokers Call Collect: (212) 750-5833
IMPORTANT
We urge you NOT to sign any blue proxy card sent to you by Breeden Partners.
If you have already done so, you have every legal right to change your vote by using the enclosed
WHITE proxy card to vote TODAY—by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.